UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported):   March 3, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 2360, Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Item 8.01.   Other Events

On March 4, 2009, Life Sciences Research, Inc. (“LSR”) issued a press release announcing that an entity wholly owned by Andrew Baker, Chairman and CEO of LSR, has made a non-binding proposal to acquire all of the outstanding shares of LSR.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  A copy of the March 3, 2009 letter from Mr. Baker to the Board of Directors of LSR, is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

d.           Exhibit

99.1	Press release of Life Sciences Research, Inc. dated March 4, 2009, announcing that LSR had received a proposal from Andrew Baker to acquire LSR.

99.2	Letter dated March 3, 2009 from Andrew Baker to LSR Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 4, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel